Exhibit 1.01

Allegion plc
Conflict Minerals Report
For the reporting period from January 1 to December 31, 2016

Contents

Background	3

Covered Minerals	3

Company Overview	4

Conflict Minerals Program Overview	4

OECD Due Diligence Framework in Practice	5

Step 1: Establishing Strong Company Management System	5

Step 2: Identify and Assess Risks in the Supply Chain	6

Step 3: Design and Implement a Strategy to Respond to Identified Risks	9

Step 4: Carry out Independent Third-Party Audit of Smelter / Refiner's Due Diligence Practice	9

Step 5: Report Annually on Supply Chain Due Diligence	9

2016 Results	10

Due Diligence Determination	11

Independent Private Sector Audit	11

Future Initiatives	11

Product Description	11

Reported Entities	13

Definitions	20

Background
This Specialized Disclosure Report on Form SD of Allegion plc ("Allegion," "we," "us" or "the Company") for the year ended December 31, 2016 was prepared to comply with the final rule regarding sourcing of conflict minerals under Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act ("the Dodd-Frank Act"). Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), adopted pursuant to Section 1502 the Dodd-Frank Act, was approved by the U.S. Securities and Exchange Commission (the "SEC") on August 22, 2012, and imposes annual reporting requirements on SEC reporting companies relating to the presence of conflict minerals in the products that they manufacture or contract to manufacture.
The rule on conflict minerals focuses on the Democratic Republic of the Congo ("DRC") and surrounding countries (the “Covered Countries”), a central African region with vast mineral wealth, including reserves of conflict minerals.
Covered Minerals
The minerals covered by the SEC rules go by the name conflict minerals but are also referred to as 3TGs, an abbreviation for Tin, Tantalum, Tungsten and Gold. These conflict minerals are used in many manufactured goods across many industries, including the aerospace, appliances, automotive, electronics, jewelry, medical and tool and die industries. The term “conflict mineral” is defined in Section 1502(e)(4) of the Dodd-Frank Act as (A) columbite-tantalite, also known as coltan (the metal ore from which tantalum is extracted); cassiterite (the metal ore from which tin is extracted); gold; wolframite (the metal ore from which tungsten is extracted); or their derivatives; or (B) any other minerals or derivatives designated by the Secretary of State in the future, although no additional minerals or derivatives have been so designated at this time.

Company Overview
We are a leading global provider of security products and solutions that keep people safe, secure and productive. We make the world safer as a company of experts, securing the places where people thrive and we create peace of mind by pioneering safety and security. We offer an extensive and versatile portfolio of mechanical and electronic security products across a range of market-leading brands. Our experts across the globe deliver high-quality security products, services and systems, and we use our deep expertise to serve as trusted partners to end-users who seek customized solutions to their security needs. We have prepared this report to satisfy the requirements of Rule 13p-1 and Form SD (collectively, the “Rule”) promulgated under the Exchange Act.
Conflict Minerals Program Overview
As a purchaser, we are many layers removed from the mining of the conflict minerals, and we do not directly purchase raw ore or unrefined conflict minerals. We rely on collaboration with our supplier base by building awareness through training and provide support in order to identify the downstream supply chain and the originating smelter(s)/refiner(s) for the conflict minerals that ultimately are found in our products.
This effort is both challenging and demanding, as many of our suppliers are private entities that are not directly affected by the Rule, and many times do not have the financial and human resources to comply with the requests. Furthermore, our suppliers have their own supply chains and need to collaborate with their own downstream suppliers in order provide transparency of the end-to-end supply chain and to identify the smelter(s)/refiner(s).
Reasonable Country of Origin Inquiry
We conducted a reasonable country of origin inquiry (“RCOI”) regarding the conflict minerals by utilizing the conflict minerals reporting template (“CMRT”) developed by the Electronic Industry Citizenship Coalition (“EICC”) and Global e-Sustainability Initiative (“GeSI”). Our RCOI was designed to determine whether any of the necessary conflict minerals in our 2016 products originated in the covered countries or were from recycled or scrap sources by asking our suppliers to identify the smelters and refiners of the conflict minerals contained in the products they supply to us. We then reviewed the information our suppliers provided and compared it to publicly available information about such smelters and refiners. We also performed due diligence work on the source and chain of custody of our conflict minerals using the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD”), an internationally recognized due diligence framework. Further, we leveraged the Committee of Sponsoring Organizations of the Treadway Commission’s (“COSO”) risk assessment approach to conduct risk segmentation of our products (risk identification, risk assessment, risk prioritization and risk monitoring).

OECD Due Diligence Framework in Practice
STEP 1: Establish Strong Company Management Systems
Company Conflict Minerals Policy
Our policy is to support the legitimate businesses within the Covered Countries, and we expect our suppliers to source conflict minerals responsibly by establishing conflict minerals compliance policies and a due diligence process to support their conflict minerals data collection efforts.
To view our complete Conflict Minerals Policy, visit our webpage located at: http://investor.allegion.com/company-profile/conflict-minerals.
Internal Team
Our conflict minerals program is designed to conform to the internationally recognized standards of OECD. The framework includes standard operating procedures, supplier risk segmentation, due diligence process for RCOI and escalation, training and communication, as well as, an external and internal website containing our Conflict Minerals Policy with information about the regulation, email contact information, and the latest Form SD filing.
We have an established risk management team that reports directly to the Chief Procurement Officer (CPO) of the Global Supply Management function and is responsible to the Office of General Counsel for the Form SD report creation, and focuses on driving the compliance efforts of the conflict minerals program, executing the procedures, and working closely with a third party regulatory compliance consulting firm to advance the maturity and sophistication of the program, and further strengthening the conformance with the OECD framework and standards. Our continued conflict minerals program maturity progress can be attributed to several successfully executed initiatives since our last filing:

▪	Best practice conflict minerals conference;

▪	Allegion conflict minerals program benchmarking;

▪	Keeping a pulse on the regulation (following news releases, webinars, industry initiatives);

▪	Conflict Free Sourcing Initiative membership; and

▪	Third party software solution and consulting services

◦	We leveraged this software to upload related legacy documents for retention purposes and will retain the records for a period of 5 years per OECD guidelines and,

◦	We are also leveraging this software’s LMS component for training and updates for suppliers.
We collaborate closely with our suppliers by developing long lasting relationships, and have teams who help to deepen many of those relationships. We invest in a supplier development team whose responsibility is to qualify and develop our suppliers, including acknowledgement of the supplier manual that lays out the expectations of compliance with local, state and national regulations, including the conflict minerals rule.
Further, we have a dedicated commodity team who is responsible for maintaining relationships with suppliers within their commodities, and we maintain an Approved Supplier List that helps preserve the stability and longevity of the supplier relationships. Our supplier contracts contain a regulatory clause that explicitly lays out the expectations with the suppliers to comply with laws, including the conflict minerals rule, and allows our company to audit and inspect data, records and other materials to evidence conflict minerals use and controls.
Per the OECD recommended guidelines, we retain and maintain our records for a period of five years on a company share drive system, along with a backup copy on an external hard drive. These legacy records will be loaded into our new third party software system, and going forward we will leverage the solution for record keeping purposes.
Grievance Mechanism
Allegion has established a Helpline for ethical and compliance situations as part of our continuing efforts to ensure lawful and ethical behavior and to maintain compliance with Allegion’s Code of Conduct and Ethical Sourcing Policies & Guidelines.
This is a confidential, non-retaliatory resource for any stakeholder to inform Allegion of concerns or report findings of non-compliance by sending an e-mail or by using by our third-party hotline.
Reports can be made anonymously and will be kept confidential to the extent practicable and allowed by law.
Email: EthicsandCompliance@allegion.com
For the United States and Canada: (855) 807-3267
For all other countries, please visit: http://www.allegion.com - "About Allegion" - "Corporate Governance"
STEP 2: Identify and Assess Risks in the Supply Chain
Scope Identification
We performed a COSO risk based approach in our due diligence that included:
Risk Identification through a product segmentation across the company for products that either contained conflict mineral(s) (electronic products or products containing electronic components) or were suspected of containing conflict mineral(s) (products with alloys - e.g., Mechanical Hardware Products)

Risk Assessment and prioritization of product risk based on information about the product from engineering, catalogs, category managers and commodity-taxonomy definition. Our risk categories were as follow:

•	High Risk (‘Significant Suppliers’)

◦	Electronic products/components

◦	Suppliers responding ‘YES’ in the CMRT for the 2014 or 2015 calendar year

•	Medium Risk

◦	Mechanical products with alloys or plating

•	Low Risk

◦	Molded products, finishing, powered coats

•	No Risk

◦	Plastics extrusions, foam/insulation, aluminum

◦	Suppliers responding ‘NO’ in the CMRT for the 2014 or 2015 calendar year

•	Out of scope

◦	Packaging, paper, wood, chemicals, etc.
Risk Monitoring of the product risk universe (e.g., new suppliers, additional information learned about the product through engineering, research, etc.).

•
As we purchase goods, materials or products from new suppliers, we conduct a risk assessment of these new suppliers to determine whether we would consider these new suppliers to be Significant Suppliers. Based on this assessment, we then engage the new suppliers that we deem to be Significant Suppliers to educate them on conflict minerals generally and our conflict minerals policy and also request that they complete and return the CMRT to us.

Execution
For our 2016 campaign, we retained Assent Compliance (“Assent”), our third-party service provider, to assist us in reviewing our supply chain. Assent initiated this campaign with a communication to our supply base by providing a ‘campaign kick-off’ letter in multiple languages that laid out the timing of the 2016 CMRT campaign, the process, and expectations. Following the ‘campaign kick-off’, Assent provided each supplier with (in multiple languages):

•	Allegion’s Conflict Minerals Policy;

•	Information about the conflict minerals regulations;

•	Training materials for the program and CMRT form;

•	Allegion contact information and conflict minerals website; and

•	CMRT response deadline.
We followed a pre-established process for all suppliers with reminders to complete and return the CMRT, and validated the CMRT responses for completion and accuracy. In addition, we followed an escalation process for all Significant Suppliers who failed to timely complete and return the CMRT or who provided incomplete or inconsistent responses - the process included alternative communication medium (e.g., phone calls or emails from private accounts as opposed to company accounts), leveraging the commodity managers (including local commodity managers in other regions of the world) who had established relationships with the suppliers, and online research of the suppliers to see if they provided any public information regarding conflict minerals (e.g., policy or Form SD filing).
The smelter information provided by the suppliers was validated using the most recent smelter and refinery validation list from the Conflict Free Sourcing Initiative (“CFSI”). Before the validation, the lists were reviewed and scrubbed for:

•	Electronic component suppliers declaring NO 3TGs;

•	Convert old smelter identification number (“CID”) to new CID;

•	Remove duplicates and non-actionable submissions;

•	Identify the CID based on the mineral, name, location;

•	Remove any entries that don’t meet the CFSI definition of a smelter or refiner; and

•	Correct misspelled smelters/refiners.
We reviewed the list to identify smelters/refiners that were participating in the Conflict-Free Smelter Program (“CFSP”) while a risk based assessment was also performed on the remaining smelters/refiners in order to determine which suppliers posed increased risks in the supply chain. This risk assessment and further investigation consisted of, among other things:

•	Reviews of Dun and Bradstreet reports;

•	Checks of the Department of Commerce Conflict Mineral processing facilities;

•	Verification of country of origin risk as listed in the CFSP Audit Procedure; and

•	Internet searches.
We followed up with suppliers that we deemed high risk in order to educate them on conflict minerals and to assist them in understanding their risk level, and the future implications that this continued risk could have on their customers’ conflict minerals programs.
Due to our continued partnership with Assent Compliance, we were able to leverage the provider to assist us with the smelter review and country-of-origin determination for the data we collected during our due diligence and supplier campaign.

In 2016, we continued efforts of previous years to refine our supplier scoping process. We completed a detailed product/commodity deep dive for each supplier to remove additional out of scope suppliers to allow focus on high risk suppliers and suppliers who report using 3TGs. Additionally, suppliers who were left out of the 2015 survey due to their answers in the 2014 survey were included once again to collect their biennial response.
STEP 3: Design and Implement a Strategy to Respond to Identified Risks
We report the progress of our campaign process to the CPO of the Global Supply Management on a monthly basis. On an annual basis, we provide an update to the Executive Leadership about the state of our conflict minerals program, and have a separate meeting with the Chief Operating Officer (COO) and the Deputy General Counsel where we review the process, efforts, challenges, milestones, and results before the final Form SD report is signed by the COO, and filed with the SEC.
If there is a need for any meetings outside of the regular cadence to discuss emergency/escalation matters, our COO and Deputy General Counsel are available at short notice. Further, we have established an oversight governing body (Conflict Minerals Risk Team) who is responsible for discussing and deciding the next steps for escalated high-risk/non-compliant suppliers (including any need for renegotiation of supplier terms, termination of supplier relationships, creation of a remediation plan, etc.). The members of the team are:

•	Deputy General Counsel

•	Chief Procurement Officer

•	Internal Audit Executive

•	Manager, Conflict Minerals Risk Management Team
STEP 4: Carry out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices
As a downstream supplier, we do not have a direct relationship with conflict minerals smelters, and we do not have a team of resources to independently audit the smelters/refiners within our supply chain. However, we have partnered with an industry leading organization (the “Conflict Free Sourcing Initiative”) and a ‘best-in-class’ third-party software and regulatory consulting company who perform audits and verification activities of smelters/refiners across the globe as part of their business model, and we encourage our suppliers that use smelters or refiners to participate in the CFSP.
STEP 5: Report Annually on Supply Chain Due Diligence
This is the fourth year that we have reported on our conflict minerals program, our risk assessment and due diligence, and our results. We have experienced a significant maturity from our suppliers in relation to engagement, sophistication of data provided and overall improved transparency in the supply chain.
While significant progress has been made, we were unable to determine with certainty that all of the conflict minerals contained in our products are from conflict free sources due to, among other things, the following:

a.
A number of our suppliers identified smelters/refiners that do not participate in the CFSP or a similar program and other suppliers failed to identify any smelter/refiner in their responses to us. Furthermore, we were unable to obtain responses from all of our suppliers and other suppliers provided incomplete or inconsistent data.

b.
Many of our suppliers submitted responses that were declared on a company-wide basis (i.e., representing the smelters and refiners associated with all product offerings of the supplier that contained conflict minerals) and not specific to the materials supplied to Allegion. Therefore, in combination with multiple layers in our supply chain, we believe that these declarations might include smelters and refiners that do not provide the conflict minerals that are in our products.

As a result, we do not have sufficient information to conclusively determine the country of origin of all of the conflict minerals in our products and, if such conflict minerals did originate in the Covered Countries, whether such conflict minerals were from recycled or scrap sources or were from other conflict free sources.
2016 Results
For 2016, we surveyed 908 suppliers (including ‘Significant Suppliers’, Medium and Low Risk suppliers). Of the total supplier base campaigned, 641 suppliers responded for a total response rate of 71%. Our total response rate increased 13% year-over-year, and we believe that was attributed to the following:

•	U.S. conflict minerals rule maturity;

•	European (EU) Institutions’ proposal and passing of a EU conflict minerals rule (impacting mostly responses from our EU suppliers);

•	Communication in multiple languages;

•	Better and/or alternative mediums of communication;

•	Escalation process; and

•	Education and assistance to help suppliers understand their submissions (e.g., sharing lessons learned or due diligence findings)
Based on the due diligence process described above and the information provided by our suppliers, we believe, to the extent reasonably determinable by us, that the facilities used to process the conflict minerals in our products or the other sources of the conflict minerals in our products consist of 317 entities (listed in the Reported Entities section) that we have categorized as follows:

•	246 smelters were classified as ‘Conflict Free’

•	58 smelters had an ‘Non-Active CFSI’ and ‘Un-Known’ status

•	13 smelters received ‘Active CFSI’ and ‘In-Progress’ status (reflecting the smelters were in process of being certified/re-certified)
Due Diligence Determination
After performing the due diligence described above, we have better transparency than during the 2015 reporting year. However, we are still unable to determine that all of the conflict minerals contained in the products described below originated from conflict free sources.
For the reasons stated in this report, we also do not have sufficient information to conclusively determine the country of origin of all of the conflict minerals in our products described below and, if such conflict minerals did originate in the Covered Countries, whether such conflict minerals were from recycled or scrap sources or were from other conflict free sources.
We have provided this information as of the date of this report. Subsequent events, such as the inability or unwillingness of any suppliers, smelters or refiners to provide us with complete information, may affect our future determinations under the Rule.
Independent Private Sector Audit
As permitted by Rule 13p-1 and the SEC’s guidance with respect thereto, we did not obtain an independent private sector audit of this Conflict Minerals Report.
Future Initiatives
We plan to execute a number of initiatives to enhance our conflict minerals program, such as:

•	Continued education and training both for our Company and also our supply chain;

•	Continued partnerships with industry groups and subject matter experts to define and improve best practices and build leverage over our supply chain;

•	Continued engagement with our suppliers to obtain current, accurate and complete information from them and their downstream supply chain; and

•	Continued engagement with our third party software solution and consulting company who are working on independently verifying smelters outside of the CFSI smelter certification program.
Product Description
The following categories of electronic products that we manufacture or contract to manufacture contain conflict minerals that are necessary to the functionality or production of such products:

•	Locks

•	Doors openers

•	Exit devices

•	Activation sensors

•	Card readers

•	Accessories

Reported Entities

Metal	Standard Smelter Name	Facility Location
Gold	Abington Reldan Metals, LLC	UNITED STATES
Gold	Advanced Chemical Company	UNITED STATES
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	AURA-II	UNITED STATES
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Métaux S.A.	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	DODUCO GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Elemetal Refining, LLC	UNITED STATES
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	Geib Refining Corporation	UNITED STATES
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Gujarat Gold Centre	INDIA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd. Hong Kong	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA

Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	KGHM Polska MiedŸ Spó³ka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	L'Orfebre S.A.	ANDORRA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Morris and Watson Gold Coast	AUSTRALIA
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Pease & Curren	UNITED STATES
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox S.A.	SWITZERLAND

Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	Republic Metals Corporation	UNITED STATES
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES
Gold	SAFINA A.S.	CZECH REPUBLIC
Gold	Sai Refinery	INDIA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyería Platería S.A.	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sudan Gold Refinery	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiTech	KOREA, REPUBLIC OF
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Tony Goetz NV	BELGIUM
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Universal Precious Metals Refining Zambia	ZAMBIA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	Power Resources Ltd.	MACEDONIA
Tantalum	QuantumClean	UNITED STATES
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	JAPAN
Tantalum	Telex Metals	UNITED STATES
Tantalum	Tranzact, Inc.	UNITED STATES
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES
Tin	An Thai Minerals Co., Ltd.	VIET NAM
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa	JAPAN

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	Elmet S.L.U.	SPAIN
Tin	EM Vinto	BOLIVIA
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Jinye Mineral Company	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES
Tin	Metallo-Chimique N.V.	BELGIUM
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgical S.A.	BOLIVIA
Tin	Phoenix Metal Ltd.	RWANDA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Justindo	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT O.M. Indonesia	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA

Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT Wahana Perkit Jaya	INDONESIA
Tin	Resind Indústria e Comércio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Moliren Ltd	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

Definitions

Conflict Free	Smelters or refiners that have been verified as complying with the Conflict-Free Sourcing Initiative’s Conflict-Free Smelter Program or an equivalent third-party audit program

Covered Countries	Refer to the Democratic Republic of the Congo ("DRC") and surrounding countries, a central African region

OECD            Organization for Economic Co-operation and Development

Dodd-Frank Act	Section 1502(e)(4) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010

CID	Smelter Identification Number

CFSI	Conflict-Free Smelter Initiative